UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2010

GSC Investment Corp.
(Exact name of registrant as specified in charter)

Maryland	001-33376	20-8700615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Campus Drive, Suite 220 Florham Park, New Jersey 07932
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 437-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2010, Richard T. Allorto, Jr. announced his resignation as Chief Financial Officer of GSC Investment Corp. (the “Company”), to be effective on July 15, 2010.

On July 7, 2010, the Company’s board of directors (the “Board of Directors”) appointed Eric A. Snyder to serve as Chief Financial Officer of the Company, to be effective on July 15, 2010 upon Mr. Allorto’s resignation. From May 2000 to the present, Mr. Snyder, age 46, has served as Managing Director and Controller of GSC Group, the parent of the Company’s investment adviser, where he was responsible, among other things, for financial reporting, managing GSC Group’s credit facility, overseeing external audits and communicating with the ratings agencies.  Mr. Snyder will serve at the discretion of the Board of Directors.

In addition to being the parent of the Company’s investment adviser, GSC Group, Inc., together with its affiliates, owns approximately 11.4% of the Company’s common stock.  There are no material relationships or family relationships between Mr. Snyder and any of the Company’s directors, executive officers, or the immediate family members of any such person.

In addition, on July 7, 2010, Robert F. Cummings, Jr., who was elected at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to the class of directors whose terms expire in 2013, resigned immediately after the Annual Meeting and thereafter the Board of Directors appointed Mr. Cummings to the class of directors whose terms expire in 2011.  This resulted in the Board of Directors having two directors whose terms expire in 2011, one director whose term expires in 2012 and two directors whose terms expire in 2013.  This change was made in order to comply with the Company’s articles of incorporation and Section 304 of the New York Stock Exchange Listed Company Manual, which require that all classes of a classified board of directors be of approximately equal size.

Item 5.07	Submission of Matters to a Vote of Security Holders.

GSC Investment Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on July 7, 2010.  The matters voted upon and the results of the voting were as follows:

Robert F. Cummings, Jr., Steven M. Looney and Charles S. Whitman III were elected to the Board of Directors for a term of three years.  Of the 14,421,744 shares present in person or represented by proxy at the Annual Meeting, the number of shares voted for, the number of shares withheld and the number of broker non-votes were as follows, with respect to each of the nominees:

Name	Shares Voted For Election	Shares Withheld	Broker Non-Votes
Robert F. Cummings, Jr.	4,335,609	1,142,786	8,943,349
Steven M. Looney	4,340,432	1,137,963	8,943,349
Charles S. Whitman III	4,337,818	1,140,577	8,943,349

In addition, directors whose term of office continued after the Annual Meeting were: G. Cabell Williams and Richard M. Hayden.

The appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending February 28, 2011 was ratified by a vote of 14,352,123 shares for the appointment and 39,616 shares against the appointment with 30,005 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSC Investment Corp.

Date:	July 12, 2010	By:	/s/ Eric Rubenfeld
			Name:	Eric Rubenfeld
			Title:	Vice President and Secretary